Exhibit 10.31A

OCEANFIRST BANK

AMENDMENT NO. 1 TO

AMENDED AND RESTATED EMPLOYMENT AGREEMENT

This amendment (this “Amendment”) is entered into on this 5th day of August, 2015, by and among Christopher D. Maher (the “Executive”) and OceanFirst Bank (the “Bank”) and OceanFirst Financial Corp., a Delaware corporation (the “Holding Company”).

WHEREAS, the Executive and the Bank previously entered into an Amended and Restated Employment Agreement dated as of April 23, 2014 (the “Agreement”), which is guaranteed by the Holding Company; and

WHEREAS, the Executive, the Bank and the Holding Company deem it in their best interests to amend the Agreement in certain respects.

NOW THEREFORE, in consideration of the above premises and mutual covenants and agreements herein set forth and for other good and valuable consideration, the receipt of which is acknowledged, the Executive, the Bank and the Holding Company agree as follows:

1. Amendments to the Agreement.

a.	Section 2(a) of the Agreement is hereby amended by replacing the existing paragraph with the following:

(a) The term of Executive’s employment under this Agreement shall commence as of the Effective Date and shall continue through July 31, 2018. Effective as of August 1, 2016, and continuing each August 1 thereafter, the term of this Agreement shall be automatically extended by one year such that the remaining term on such date of extension is three (3) years, unless the disinterested members of the board of directors of the Bank (the “Board”) elects not to extend the term of this Agreement by giving written notice to Executive prior to such automatic extension. The Board shall review the Agreement and Executive’s performance annually for purposes of determining whether to give Executive such notice and the rationale and results thereof shall be included in the minutes of the Board’s meeting. The Board shall give notice to Executive as soon as possible after such review.

b.	Section 10(a) of the Agreement is hereby amended by replacing the existing paragraph with the following:

(a) During the term of this Agreement and for a period of twelve (12) months from and after the date that Executive is (for any reason) no longer employed by the Bank or for a period of twelve (12) months from the date of entry by a court of competent jurisdiction of a final judgment enforcing this covenant in the event of a breach by Executive, whichever is longer, Executive agrees not to compete with the Bank in any city, town or county in which Executive’s normal business office is located and the Bank has an office or has filed an application for regulatory approval to establish an office, determined as of the effective date of such termination, except as agreed to pursuant to a resolution duly adopted by the Board. Executive agrees that during such period and within said cities, towns and counties, Executive shall not work for or advise, consult or otherwise serve with, directly or indirectly, any entity whose business materially competes with the depository, lending or other business activities of the Bank.

c.	Section 10 of the Agreement is hereby amended adding a new subsection (d) to the end.

(d) The parties hereto, recognizing that irreparable injury will result to the Bank, its business and property in the event of Executive’s breach or threatened breach of this Section 10, agree that in the event of any such breach by Executive, the Bank will be entitled, in addition to any other remedies and damages available, to an injunction to restrain the violation hereof by Executive, Executive’s partners, agents, servants, employees and all persons acting for or under the direction of Executive (without the requirement of posting any bond). Nothing herein will be construed as prohibiting the Bank from pursuing any other remedies available to the Bank for such breach or threatened breach, including the recovery of damages from Executive.

2. Further Assurances. The parties agree to execute and deliver all such further documents, agreements and instruments and take such other and further action as may be necessary or appropriate to carry out the purposes and intent of this Amendment.

3. Effective Date; No Other Amendments. Each of the parties hereto agrees that the amendments to the Agreement contained herein shall be effective upon execution and all references to the “Effective Date” in the Agreement shall refer to the Effective Date of this Amendment. Except as expressly amended hereby, the provisions of the Agreement are hereby ratified and confirmed by the parties and shall remain unchanged and in full force and effect. All references in the Agreement to “this Agreement” shall be read as references to the Agreement, as amended hereby.

4. Construction and Governing Law. This Amendment shall be construed together with, and as a part of, the Agreement and shall be governed in all respects by the laws of the State of New Jersey as such laws are applied to agreements to be performed entirely in such state, except to the extent preempted by federal law.

SIGNATURES

IN WITNESS WHEREOF, OceanFirst Bank and OceanFirst Financial Corp. have caused this Agreement to be executed and their seals to be affixed hereunto by their duly authorized officers and directors, and the Executive has signed this Agreement, on date written above.

ATTEST:	OCEANFIRST BANK

/s/ Steven J. Tsimbinos	By:	/s/ Diane F. Rhine
Secretary		For Entire Board of Directors

ATTEST:	OCEANFIRST FINANCIAL CORP
(Guarantor)

/s/ Steven J. Tsimbinos	By:	/s/ Diane F. Rhine
Secretary		For Entire Board of Directors

WITNESS:

/s/ Gary Hett	By:	/s/ Christopher D. Maher
Executive